EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 29, 2024, with respect to the consolidated financial statements of Brilliance Group, as of and for the fiscal year ended July 31, 2023 in this Registration Statement on Form F-1 (File No. 333-274685) and the related Prospectus of Brilliance Group filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

April 16, 2024

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